UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2017 (March 22, 2017)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 Fourteenth Street, Suite A-2, A-4, A-6, Ramona, CA	92065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On March 22, 2017 the registrant entered into a series of transactions with G FarmaLabs Limited, a Nevada corporation, and certain of its Affiliates (collectively “G Farma”).  Under the transactions the registrant entered into (i) a Notes Purchase Agreement with G Farma pursuant to which the registrant bought an aggregate of $500,000 in initial principal face amount of promissory notes from G Farma (the “Notes”), (ii) certain agreements designed to secure repayment by G Farma of the Notes, (iii) a Consulting Agreement with G Farma, (vi) a Rights Agreement pursuant to which G Farma granted the registrant certain rights, and (v) a Subscription Agreement pursuant to which the registrant sold G Farma 222,223 shares of its common stock at a price per share of $2.25.

The sales of stock by the registrant was made in reliance upon Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and such securities have not been registered and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date: March 23, 2017

By: /s/     Chet Billingsley

Chet Billingsley, Chairman and Chief Executive Officer